UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Establishment Labs Holdings Inc.

(Exact name of registrant as specified in its charter)

British Virgin Islands	Not applicable

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Building B15 and 25, Coyol Free Zone, Alajuela, Costa Rica

(Address of principal executive offices including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered Common Shares, no par value	Name of each exchange on which each class is to be registered The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-225791.
Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered

For a description of the common shares, no par value, of Establishment Labs Holdings Inc. (the “Registrant”) being registered hereunder, reference is made to the information set forth under the heading “Description of Share Capital” contained in the Registrant’s registration statement on Form S-1 (File No. 333-225791), as initially filed with the Securities and Exchange Commission (the “Commission”) on June 21, 2018, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2. Exhibits

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are to be registered on The NASDAQ Stock Market LLC and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 16, 2018

ESTABLISHMENT LABS HOLDINGS INC.
By:	/s/ Juan Jose Chacon Quiros
Juan Jose Chacon Quiros
Chief Executive Officer and Director